Exhibit 99.1

Axiall Reports Second-Quarter 2016 Results

ATLANTA — Aug. 8, 2016 — Axiall Corporation (NYSE: AXLL) today announced financial results for the quarter ended June 30, 2016.

The company reported net sales of $776.1 million for the second quarter of 2016, compared to net sales of $869.2 million for the second quarter of 2015. The company reported net loss attributable to Axiall of $27.8 million, or $0.39 loss per diluted share, for the second quarter of 2016, compared to net income attributable to Axiall of $20.6 million, or $0.29 per diluted share, for the second quarter of 2015. The company reported Adjusted Net Income of $8.4 million and Adjusted Earnings Per Share of $0.12 for the second quarter of 2016, compared to Adjusted Net Income of $34.7 million and Adjusted Earnings Per Share of $0.49 for the second quarter of 2015. The company reported Adjusted EBITDA of $60.7 million for the second quarter of 2016, compared to Adjusted EBITDA of $105.7 million for the second quarter of 2015.

“I am pleased that our employees remained focused on their work – improving our safety record year over year – and serving our customers across our chlor-alkali, compounds and building products businesses,” said Axiall President and CEO Tim Mann. “We believe our pending strategic combination with Westlake Chemical Corporation will drive significant value for our customers and business partners as we create a North American chlorovinyls leader with a highly integrated chain, diverse product portfolio and a globally competitive cost structure. We are working closely with the Westlake team to ensure a smooth transition and plan to complete the transaction as expeditiously as possible.”

Chlorovinyls

In the Chlorovinyls segment, net sales were $578.4 million for the second quarter of 2016 compared to $666.1 million for the same quarter of the prior year. The segment posted operating loss and Adjusted EBITDA of $37.1 million and $42.0 million, respectively, in the second quarter of 2016, compared to operating income and Adjusted EBITDA of $37.8 million and $89.0 million, respectively, for the same quarter in the prior year. The decreases in net sales and Adjusted EBITDA were primarily due to lower PVC, VCM and chlorinated derivatives sales prices; lower electrochemical unit (“ECU”) values, especially with respect to caustic soda prices; and lower sales volume driven primarily by the extended timing of a scheduled turnaround at our Plaquemine, LA, VCM facility. The unfavorable factors for Adjusted EBITDA were partially offset by decreases in the cost of ethylene and natural gas.

Building Products

In the Building Products segment, net sales were $197.7 million for the second quarter of 2016, decreasing 3 percent compared to $203.1 million for the same quarter in the prior year. The net sales decrease was driven by the impact of a stronger United States dollar relative to a weaker Canadian dollar, as well as a 3 percent decrease in sales volumes in Canada, partially offset by a 4 percent increase in sales volumes in the United States. On a constant currency basis, net sales decreased by 1 percent for the three months ended June 30, 2016 compared to the three months ended June 30, 2015. The segment’s operating income and Adjusted EBITDA was $26.7 million and $33.8 million, respectively, for the second quarter of 2016, compared to $23.3 million and $29.0 million, respectively, during the same quarter of the prior year. The increase in Adjusted EBITDA was primarily a result of lower material costs, lower selling, general and administrative expenses and higher sales volumes, offset in part by the impact of a stronger United States dollar relative to a weaker Canadian dollar.

Pending Merger

On June 10, 2016, the company entered into an agreement and plan of merger with Westlake Chemical Corporation (“Westlake”) and Lagoon Merger Sub, Inc., a newly formed wholly owned subsidiary of Westlake.

On August 1, 2016, Axiall filed a definitive proxy statement with the United States Securities and Exchange Commission (the “SEC”) to notify the company’s shareholders of a special meeting to be held on August 30, 2016 to vote on the proposed merger with Westlake (the “Merger”). Axiall and Westlake have received all regulatory approvals required for the Merger, including approvals required by U.S. and Canadian competition laws.

The company has terminated its previously announced sales process for the remainder of its Building Products business.

About Axiall

Axiall Corporation is a leading integrated chemicals and building products company. Headquartered in Atlanta, Axiall has manufacturing facilities located throughout North America and in Asia to provide industry-leading materials and services to customers. For more information, visit www.axiall.com.

Additional Information

For additional information relating to the Merger, see the definitive proxy statement contained in Schedule 14A filed with the SEC on August 1, 2016. This proxy statement provided notice and information about the special meeting of the Company’s shareholders to vote on the Merger Agreement that will be held on August 30, 2016.

Cautionary Statements About Forward-Looking Information

This news release contains “forward looking statements” as defined in, and subject to the safe harbor provisions of, the federal securities laws. These forward-looking statements relate to, among other things, the company’s expectations regarding the expected benefits of the Merger and the expected timing for completion of the Merger, the company’s anticipated financial performance and prospects, the company’s plans and objectives for future operations, and other statements of expectations concerning matters that are not historical facts. These statements are based on the current expectations of the company’s management. There are a number of risks and uncertainties that could cause the company’s actual results to differ materially from the forward-looking statements included in this news release. These risks and uncertainties include, among other things:

•	the failure to receive the required approval for the Merger from the company’s shareholders;
•	the risk that a condition to the closing of the Merger may not be satisfied;
•	the diversion of management’s time on Merger-related issues and other potential operational disruption caused by the Merger that may make it more difficult to maintain relationships with customers, employees or suppliers;
•	the risk of potential litigation related to the Merger;
•	changes, seasonality and/or cyclicality in the industries in which the company’s products are sold and changes in demand for the company’s products or increases in overall industry capacity that could affect production volumes and/or pricing;
•	the costs and operating restrictions associated with compliance with current and future environmental, health and safety laws and regulations;
•	the availability and pricing of energy and raw materials;
•	risks, hazards and potential liabilities associated with manufacturing and transporting chemicals and building products, including, among others, explosions and fires, mechanical failures, unscheduled downtime and related litigation;
•	legislative and regulatory developments;
•	changes in the general economy, including the impacts of the current, and any potential future, economic uncertainties in the housing and construction markets;
•	the company’s level of indebtedness and debt service obligations and ability to continue to comply with the covenants in the credit agreements and indentures governing the company’s indebtedness;
•	the company’s reliance on a limited number of suppliers for specified feedstock and services and the company’s reliance on third-party transportation;
•	risks, costs and liabilities associated with pension and other post-retirement employment benefit plans;
•	competition within the industry in which the company operates;
•	complications resulting from multiple enterprise resource planning (“ERP”) systems and the implementation of new ERP systems;
•	strikes and work stoppages relating to the workforce under collective bargaining agreements;
•	any impairment of goodwill, indefinite-lived intangible assets or other intangible assets;
•	the failure to realize the benefits of, and/or disruptions resulting from, any asset dispositions, asset acquisitions, joint ventures, business combinations or other transactions;
•	shared control of the company’s joint ventures and similar arrangements with unaffiliated third parties, including the ability of such joint venture partners and other counterparties to fulfill their obligations;
•	costs resulting from complications or delays relating to the company’s arrangements with Lotte Chemical USA Corporation related to the ethane cracker (ethylene manufacturing plant) being constructed in Lake Charles, Louisiana;
•	fluctuations in foreign currency exchange and interest rates;
•	the failure to adequately protect the company’s data and technology systems;

•	the company’s ability to successfully implement and administer its cost-saving initiatives (including restructuring programs) and produce the desired results (including projected savings); and
•	other factors discussed in the company’s SEC filings from time to time, including the company’s Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent quarterly reports on Form 10-Q.

The risks and uncertainties above are not the only risks the company faces. Additional risks and uncertainties not presently known to the company or that it believes may be immaterial also may adversely affect the company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on the company’s business, financial condition and results of operations. The company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

CONTACTS:
Investor Relations	Media
Martin Jarosick	Chip Swearngan
770-395-4524	678-507-0554

AXIALL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In millions, except share data)	June 30, 2016	December 31, 2015
Assets:
Cash and cash equivalents	$128.4	$258.0
Receivables, net of allowance for doubtful accounts of $10.5 million at June 30, 2016 and $5.9 million at December 31, 2015	455.0	355.3
Inventories	276.0	280.9
Prepaid expenses and other	100.5	58.9
Current assets of discontinued operations	0.8	36.9

Total current assets	960.7	990.0
Property, plant and equipment, net	1,558.8	1,556.5
Goodwill	856.4	852.1
Customer relationships, net	923.2	950.3
Other intangible assets, net	60.8	63.4
Non-current assets of discontinued operations	-	62.0
Other assets, net	81.7	65.1

Total assets	$4,441.6	$4,539.4

Liabilities and Equity:
Current portion of long-term debt	$2.5	$2.5
Accounts payable	256.3	244.8
Interest payable	15.2	15.4
Income taxes payable	2.4	2.2
Accrued compensation	60.2	41.0
Other accrued liabilities	135.9	94.7
Current liabilities of discontinued operations	6.8	15.5

Total current liabilities	479.3	416.1
Long-term debt, excluding the current portion of long-term debt	1,364.8	1,364.5
Lease financing obligation	46.8	44.0
Deferred income taxes	661.1	683.0
Pension and other post-retirement benefits	189.7	202.8
Non-current liabilities of discontinued operations	-	35.6
Other non-current liabilities	132.3	140.3

Total liabilities	2,874.0	2,886.3

Commitments and contingencies

Equity:
Preferred stock—$0.01 par value; 75,000,000 shares authorized; no shares issued	-	-
Common stock—$0.01 par value; shares authorized: 200,000,000 at June 30, 2016 and December 31, 2015; issued and outstanding: 70,733,747 at June 30, 2016 and 70,581,543 at December 31, 2015	0.7	0.7
Additional paid-in capital	2,290.1	2,287.5
Retained deficit	(697.2)	(591.9)
Accumulated other comprehensive loss, net of tax	(96.5)	(118.0)

Total Axiall stockholders’ equity	1,497.1	1,578.3
Noncontrolling interest	70.5	74.8

Total equity	1,567.6	1,653.1

Total liabilities and equity	$4,441.6	$4,539.4

AXIALL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per share data)	2016	2015	2016	2015
Net sales	$776.1	$869.2	$1,475.3	$1,653.8
Operating costs and expenses:
Cost of sales	705.5	745.7	1,324.5	1,426.4
Selling, general and administrative expenses	69.8	75.8	139.9	151.8
Restructuring and divestiture costs	4.5	0.4	41.2	1.1
Integration-related costs and other, net	2.1	4.2	5.5	9.3
Legal and settlement claims, net	23.4	-	23.4	-
Fees associated with unsolicited offer and strategic alternatives	8.4	-	13.6	-

Total operating costs and expenses	813.7	826.1	1,548.1	1,588.6

Operating income (loss)	(37.6)	43.1	(72.8)	65.2
Interest expense, net	(18.0)	(18.3)	(35.0)	(35.9)
Debt refinancing costs	-	-	-	(3.2)
Foreign currency exchange loss	(0.1)	(0.1)	(1.0)	(0.8)

Income (loss) from continuing operations before income taxes	(55.7)	24.7	(108.8)	25.3
Provision for (benefit from) income taxes	(28.4)	1.9	(51.2)	4.9

Net income (loss) from continuing operations	(27.3)	22.8	(57.6)	20.4
Discontinued operations:
Loss from discontinued operations	(1.7)	(1.7)	(33.1)	(8.9)
Less: Benefit from income taxes of discontinued operations	(1.7)	(0.8)	(10.1)	(1.6)

Net loss from discontinued operations	-	(0.9)	(23.0)	(7.3)

Consolidated net income (loss)	(27.3)	21.9	(80.6)	13.1
Less: net income attributable to noncontrolling interest	0.5	1.3	0.8	3.1

Net income (loss) attributable to Axiall	$(27.8)	$20.6	$(81.4)	$10.0

Basic earnings (loss) per share attributable to Axiall:
Basic earnings (loss) per share from continuing operations	$(0.39)	$0.30	$(0.83)	$0.25
Basic loss per share from discontinued operations	-	(0.01)	(0.32)	(0.11)

Basic earnings (loss) per share attributable to Axiall	$(0.39)	$0.29	$(1.15)	$0.14

Diluted earnings (loss) per share attributable to Axiall:
Diluted earnings (loss) per share from continuing operations	$(0.39)	$0.30	$(0.83)	$0.25
Diluted loss per share from discontinued operations	-	(0.01)	(0.32)	(0.11)

Diluted earnings (loss) per share attributable to Axiall	$(0.39)	$0.29	$(1.15)	$0.14

Weighted average common shares outstanding:
Basic	70.6	70.4	70.6	70.3
Diluted	70.6	70.9	70.6	70.9

Dividends per common share	$0.16	$0.16	$0.32	$0.32

AXIALL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2016	2015	2016	2015
Cash flows from operating activities:
Consolidated net income (loss)	$(27.3)	$21.9	$(80.6)	$13.1
Less: net loss from discontinued operations	-	(0.9)	(23.0)	(7.3)

Net income (loss) from continuing operations	(27.3)	22.8	(57.6)	20.4
Adjustments to reconcile consolidated net income (loss) to net cash provided by (used in) operating activities:
Depreciation	43.7	41.7	87.1	84.2
Amortization	18.2	18.3	36.4	36.7
Deferred income taxes	(16.2)	(16.5)	(25.3)	(30.0)
Loss (gain) on sales of businesses	-	(0.1)	19.9	(0.1)
Other non-cash items	(2.7)	0.5	(3.8)	6.5
Change in operating assets and liabilities, net of dispositions	(6.1)	(2.4)	(68.1)	(72.6)

Cash provided by (used in) operating activities - continuing operations	9.6	64.3	(11.4)	45.1
Cash provided by (used in) operating activities - discontinued operations	1.2	(9.3)	5.2	(8.9)

Net cash provided by (used in) operating activities	10.8	55.0	(6.2)	36.2

Cash flows from investing activities:
Capital expenditures	(62.3)	(38.8)	(119.6)	(73.9)
Proceeds from sales of business assets and other	0.4	6.3	11.5	6.3

Cash used in investing activities - continuing operations	(61.9)	(32.5)	(108.1)	(67.6)
Cash provided by (used in) investing activities - discontinued operations	-	0.8	26.8	(0.9)

Net cash used in investing activities	(61.9)	(31.7)	(81.3)	(68.5)

Cash flows from financing activities:
Issuance of long-term debt	-	-	-	248.8
Long-term debt payments	(0.9)	(0.9)	(1.7)	(196.1)
Fees paid related to financing activities	-	(0.5)	-	(3.5)
Deferred acquisition payments	-	-	(15.0)	(10.0)
Dividends paid	(11.5)	(11.9)	(22.8)	(23.1)
Distribution to noncontrolling interest	(7.1)	(8.4)	(7.1)	(8.4)
Share-based compensation plan activity	(2.0)	(5.8)	(0.9)	(6.2)

Net cash provided by (used in) financing activities	(21.5)	(27.5)	(47.5)	1.5

Effect of exchange rate changes on cash and cash equivalents	(0.4)	0.9	5.4	(4.6)

Net change in cash and cash equivalents	(73.0)	(3.3)	(129.6)	(35.4)
Cash and cash equivalents at beginning of period	201.4	134.7	258.0	166.8

Cash and cash equivalents at end of period	$128.4	$131.4	$128.4	$131.4

AXIALL CORPORATION

SEGMENT INFORMATION

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2016	2015	2016	2015
Sales:
Chlorovinyls	$578.4	$666.1	$1,134.5	$1,314.5
Building products	197.7	203.1	340.8	339.3

Net sales	$776.1	$869.2	$1,475.3	$1,653.8

Operating income (loss):
Chlorovinyls	$(37.1)	$37.8	$(46.7)	$81.6
Building products	26.7	23.3	30.8	19.8
Unallocated corporate	(27.2)	(18.0)	(56.9)	(36.2)

Total operating income (loss)	$(37.6)	$43.1	$(72.8)	$65.2

Reconciliation of Non-GAAP Financial Measures

In addition to its consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), Axiall reports four non-GAAP financial measures: (i) Adjusted Net Income; (ii) Adjusted Earnings Per Share; (iii) Adjusted EBITDA; and (iv) building products net sales on a constant currency basis.

Adjusted Earnings or Loss Per Share is calculated using Adjusted Net Income or Loss rather than consolidated net income or loss attributable to Axiall calculated in accordance with GAAP.

Adjusted Net Income or Loss is defined as consolidated net income or loss attributable to Axiall excluding adjustments for tax-effected restructuring and certain other charges, if any, related to discontinued operations, financial restructuring and business improvement initiatives, gains or losses on sales of certain assets, debt refinancing costs, certain acquisition accounting and non-income tax reserve adjustments, certain professional fees associated with various potential and completed mergers and acquisitions, divestitures, joint ventures and other transactions, costs to attain synergies related to the integration of the former chlor-alkali and derivatives business of PPG (the “Merged Business”), legal and professional fees related to Westlake’s unsolicited offer to acquire the Company and our exploration of strategic alternatives, including negotiation and execution of the Merger Agreement relating to the proposed Merger, certain favorable and unfavorable legal claims, amortization of definite-lived intangible assets, impairment charges for goodwill, intangible assets, and other long-lived assets. For the three and six months ended June 30, 2016 and 2015, we have excluded amortization of definite-lived intangible assets from our calculation of Adjusted Net Income and intend to do so in future periods. We believe excluding this item from our calculation of Adjusted Net Income is helpful to investors because the amortization of our intangible assets is a non-cash charge that does not impact our liquidity and is not representative of our operational performance.

Adjusted EBITDA is defined as Earnings or Loss Before Interest, Taxes, Depreciation and Amortization, restructuring and certain other charges, if any, related to discontinued operations, financial restructuring and business improvement initiatives, gains or losses on sales of certain assets, debt refinancing costs, certain acquisition accounting and non-income tax reserve adjustments, certain professional fees associated with various potential and completed mergers and acquisitions, divestitures, joint ventures and other transactions, costs to attain synergies related to the integration of the Merged Business, legal and professional fees related to Westlake’s unsolicited offer to acquire the Company, and our exploration of strategic alternatives, including negotiation and execution of the Merger Agreement relating to the proposed Merger, certain favorable and unfavorable legal claims, impairment charges for goodwill, intangible assets, and other long-lived assets, certain pension and other post-retirement plan curtailment gains and settlement losses and interest expense related to the lease-financing transaction discussed in our Form 10-K for the year ended December 31, 2015.

Axiall reports Adjusted Net Income or Loss and Adjusted Earnings or Loss Per Share because investors commonly use financial measures such as Adjusted Net Income or Loss and Adjusted Earnings or Loss Per Share as a component of performance and valuation analysis for companies, such as Axiall, that recently have engaged in transactions and have incurred expenses such as professional fees related to potential transactions, that result in non-recurring pre-tax charges or benefits that have a significant impact on the calculation of consolidated net income or loss attributable to Axiall pursuant to GAAP, in order to approximate the amount of net income or loss that such a company would have achieved absent those non-recurring, transaction-related charges or benefits. In addition, Axiall reports Adjusted Net Income or Loss and Adjusted Earnings or Loss Per Share because we believe these financial measures will be helpful to investors in approximating what our net income or loss would have been absent the impact of certain non-recurring, pre-tax charges and benefits. We have reported Adjusted EBITDA because investors commonly use Adjusted EBITDA as a main component of valuation analysis of cyclical companies such as Axiall.

In addition, we may compare certain financial information, including building products net sales on a constant currency basis. We present such information to provide a framework for investors to assess how our underlying businesses performed, excluding the effect of foreign currency rate fluctuations, primarily fluctuations in the Canadian dollar. To present this information, current and comparative prior period financial information for certain businesses reporting in currencies other than United States dollars are converted into United States dollars at the average exchange rate in effect during the base period, rather than the average exchange rates in effect during the respective periods.

Adjusted Earnings or Loss Per Share, Adjusted Net Income or Loss, Adjusted EBITDA and building products net sales on a constant currency basis, are not measurements of financial performance under GAAP and should not be considered as an alternative to net income or loss, GAAP diluted earnings or loss per share or net sales, as a measure of performance or as an alternative to cash provided by or used in operating activities as a measure of liquidity. In addition, our calculation of these various non-GAAP measurements may be different from the calculations used by other companies and, therefore, comparability may be limited.

Reconciliations of our non-GAAP financial measures to the most comparable GAAP measures are presented in the tables set forth below.

Adjusted Net Income Reconciliation

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2016	2015	2016	2015
Net income (loss) attributable to Axiall	$(27.8)	$20.6	$(81.4)	$10.0
Pre-tax charges:
Restructuring and divestiture costs	4.5	0.4	41.2	1.1
Integration-related costs and other, net	2.1	4.2	5.5	9.9	(1)
Legal and settlement claims, net (2)	23.4	-	23.4	-
Fees associated with unsolicited offer and strategic alternatives	8.4	-	13.6	-
Debt refinancing costs	-	-	-	3.2
Amortization of intangible assets	17.1	17.2	34.1	34.3
Loss from the sale of discontinued operations	-	-	25.1	-

Total pre-tax charges	55.5	21.8	142.9	48.5
Provision for income taxes related to these items	19.3	7.7	41.4	16.6

After-tax effect of above items	36.2	14.1	101.5	31.9

Adjusted Net Income	$8.4	$34.7	$20.1	$41.9

 (1)  Includes $0.6 million of plant reliability improvement initiatives that are included in cost of sales on our unaudited condensed consolidated statements of operations for the six months ended June 30, 2015.

 (2)  Relates to a $25.0 million charge to legal and settlement claims, net, pertaining to an accident at our Natrium Facility in September 2014, partially offset by a $1.6 million favorable recovery from the BP Deepwater Oil Spill.

Adjusted Earnings Per Share Reconciliation

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Diluted earnings (loss) per share attributable to Axiall	$(0.39)	$0.29	$(1.15)	$0.14
Earnings per share related to adjustments between net income (loss) attributable to Axiall and Adjusted Net Income	0.51	0.20	1.43	0.45

Adjusted Earnings Per Share	$0.12	$0.49	$0.28	$0.59

Building Products Constant Currency Net Sales Reconciliation

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2016	2015	2016	2015
Building products net sales	$197.7	$203.1	$340.8	$339.3
Impact of currency exchange rate	3.4	-	7.9	-

Building products constant currency sales	$201.1	$203.1	$348.7	$339.3

Adjusted EBITDA Reconciliations

Three Months Ended June 30, 2016
(In millions)	Chlorovinyls	Building Products	Unallocated Corporate & Non-operating expenses, net	Total
Adjusted EBITDA	$42.0	$33.8	$(15.1)	$60.7

Restructuring and divestiture costs	(1.1)	(1.4)	(2.0)	(4.5)
Integration-related costs and other, net	-	-	(2.1)	(2.1)
Legal and settlement claims, net(1)	(23.4)	-	-	(23.4)
Fees associated with unsolicited offer and strategic alternatives	-	-	(8.4)	(8.4)
Interest expense, net	-	-	(18.0)	(18.0)
Depreciation and amortization	(54.5)	(5.7)	(1.7)	(61.9)
Benefit from income taxes	-	-	28.4	28.4
Other(2)	-	-	1.9	1.9

Net income (loss) from continuing operations(3)	$(37.0)	$26.7	$(17.0)	$(27.3)

 (1)  Relates to a $25.0 million charge to legal and settlement claims, net, pertaining to an accident at our Natrium Facility in September 2014, partially offset by a $1.6 million favorable recovery from the BP Deepwater Oil Spill.

 (2)  Includes $0.8 million of lease financing obligations interest and $1.1 million for debt issuance cost amortization.

 (3)  Earnings of our segments exclude interest income and expense, unallocated corporate expenses and general plant services, and benefit from income taxes.

Three Months Ended June 30, 2015
(In millions)	Chlorovinyls	Building Products	Unallocated Corporate & Non-operating expenses, net	Total
Adjusted EBITDA	$89.0	$29.0	$(12.3)	$105.7

Restructuring and divestiture costs	-	-	(0.4)	(0.4)
Integration-related costs and other, net	0.4	-	(4.6)	(4.2)
Interest expense, net	-	-	(18.3)	(18.3)
Depreciation and amortization	(51.6)	(5.8)	(2.6)	(60.0)
Provision for income taxes	-	-	(1.9)	(1.9)
Other(1)	-	-	1.9	1.9

Net income (loss) from continuing operations(2)	$37.8	$23.2	$(38.2)	$22.8

 (1)  Includes $0.8 million of lease financing obligations interest and $1.1 million for debt issuance cost amortization.

 (2)  Earnings of our segments exclude interest income and expense, unallocated corporate expenses and general plant services, and provision for income taxes.

Six Months Ended June 30, 2016
(In millions)	Chlorovinyls	Building Products	Unallocated Corporate & Non-operating expenses, net	Total
Adjusted EBITDA	$113.3	$45.3	$(28.9)	$129.7
Restructuring and divestiture costs	(28.8)	(3.9)	(8.5)	(41.2)
Integration-related costs and other, net	-	-	(5.5)	(5.5)
Legal and settlement claims, net(1)	(23.4)	-	-	(23.4)
Fees associated with unsolicited offer and strategic alternatives	-	-	(13.6)	(13.6)
Interest expense, net	-	-	(35.0)	(35.0)
Depreciation and amortization	(107.7)	(11.3)	(4.5)	(123.5)
Benefit from income taxes	-	-	51.2	51.2
Other(2)	-	-	3.7	3.7

Net income (loss) from continuing operations(3)	$(46.6)	$30.1	$(41.1)	$(57.6)

 (1)  Relates to a $25.0 million charge to legal and settlement claims, net, pertaining to an accident at our Natrium Facility in September 2014, partially offset by a $1.6 million favorable recovery from the BP Deepwater Oil Spill.

 (2)  Includes $1.5 million of lease financing obligations interest and $2.2 million for debt issuance cost amortization.

 (3)  Earnings of our segments exclude interest income and expense, unallocated corporate expenses and general plant services, and benefit from income taxes.

Six Months Ended June 30, 2015
(In millions)	Chlorovinyls	Building Products	Unallocated Corporate & Non-operating expenses, net	Total
Adjusted EBITDA	$185.7	$31.9	$(25.1)	$192.5
Restructuring and divestiture costs	0.1	(0.1)	(1.1)	(1.1)
Integration-related costs and other, net(1)	(0.8)	(0.6)	(8.5)	(9.9)
Interest expense, net	-	-	(35.9)	(35.9)
Depreciation and amortization	(104.2)	(11.3)	(5.4)	(120.9)
Debt refinancing costs	-	-	(3.2)	(3.2)
Provision for income taxes	-	-	(4.9)	(4.9)
Other(2)	-	-	3.8	3.8

Net income from continuing operations(3)	$80.8	$19.9	$(80.3)	$20.4

 (1)  Includes $0.6 million of plant reliability improvement initiatives that are included in cost of sales on our consolidated statements of operations.

 (2)  Includes $1.6 million of lease financing obligations interest and $2.2 million for debt issuance cost amortization.

 (3)  Earnings of our segments exclude interest income and expense, unallocated corporate expenses and general plant services, and provision for income taxes.